Exhibit 99.1

Red Rock Resorts Announces Second Quarter 2022 Results

LAS VEGAS, Aug. 9, 2022 /PRNewswire/ -- Red Rock Resorts, Inc. ("Red Rock Resorts," "we" or the "Company") (NASDAQ: RRR) today reported financial results for the second quarter ended June 30, 2022.

During the second quarter the Company continued to operate its Red Rock, Green Valley Ranch, Santa Fe Station, Boulder Station, Palace Station and Sunset Station properties, together with its Wildfire Properties.

Second Quarter Results

Consolidated Operations

  Net revenues were $422.2 million for the second quarter of 2022, a decrease of 1%, or $5.9 million, from $428.2 million in the same period of 2021.
  Net income was $32.4 million for the second quarter of 2022, a decrease of $110.9 million, from $143.4 million in the same period of 2021.
  Adjusted EBITDA(1) was $188.9 million for the second quarter of 2022, a decrease of 10% or $21.3 million from $210.2 million in the same period of 2021.

Las Vegas Operations

  Net revenues from Las Vegas operations were $420.1 million for the second quarter of 2022, a decrease of 1%, or $6.3 million, from $426.4 million in the same period of 2021.
  Adjusted EBITDA from Las Vegas operations was $203.9 million for the second quarter of 2022, a decrease of 8% or $18.7 million, from $222.6 million in the same period of 2021.

Balance Sheet Highlights

The Company's cash and cash equivalents at June 30, 2022 were $256.3 million and total principal amount of debt outstanding at the end of the second quarter was $2.88 billion.

Quarterly Dividend

The Company's Board of Directors has declared a cash dividend of $0.25 per Class A common share for the third quarter of 2022. The dividend will be payable on September 30, 2022 to all stockholders of record as of the close of business on September 15, 2022.

Prior to the payment of such dividend, Station Holdco LLC ("Station Holdco") will make a cash distribution to all unit holders of record, including the Company, of $0.25 per unit for a total distribution of approximately $27.0 million, approximately $15.5 million of which is expected to be distributed to the Company and approximately $11.5 million of which is expected to be distributed to the other unit holders of record of Station Holdco.

Conference Call Information

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call will consist of prepared remarks from the Company and include a question and answer session. Those interested in participating in the call should dial (888) 317-6003, or (412) 317-6061 for international callers, approximately 15 minutes before the call start time. Please use the passcode: 4438478. A replay of the call will be available from today through August 16, 2022 at www.redrockresorts.com. A live audio webcast of the call will also be available at www.redrockresorts.com.

Presentation of Financial Information

(1) Adjusted EBITDA is a non-GAAP measure that is presented solely as a supplemental disclosure. We believe that Adjusted EBITDA is a widely used measure of operating performance in our industry and is a principal basis for valuation of gaming companies. We believe that in addition to net income, Adjusted EBITDA is a useful financial performance measurement for assessing our operating performance because it provides information about the performance of our ongoing core operations. Adjusted EBITDA includes net income plus depreciation and amortization, share-based compensation, write-downs and other, net, asset impairment, losses from assets held for sale, interest expense, net, loss on extinguishment of debt, provision for income tax and other.

Company Information and Forward Looking Statements

Red Rock Resorts is a holding company that owns an indirect equity interest in and manages Station Casinos LLC ("Station Casinos"). Station Casinos is the leading provider of gaming, hospitality and entertainment to the residents of Las Vegas, Nevada. Station Casinos' properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include hotels as well as various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho, Wildfire Boulder, Wild Wild West Gambling Hall & Hotel, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem and Wildfire Lake Mead. Station Casinos also owns a 50% interest in Barley's Casino & Brewing Company, Wildfire Casino & Lanes and The Greens.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward looking statements can often be identified by their use of words such as "will", "might", "predict", "continue", "forecast", "expect", "believe", "anticipate", "outlook", "could", "would", "target", "project", "intend", "plan", "seek", "estimate", "pursue", "should", "may" and "assume", or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the extent and duration of the impact of the COVID-19 pandemic, rising inflation, higher interest rates and increased energy costs on consumer demand and the Company's business, financial results and liquidity; the impact and cost of new operating procedures implemented at the Company's properties in response to the COVID-19 pandemic; the impact of actions that the Company has undertaken to reduce costs and improve efficiencies to mitigate losses as a result of the COVID-19 pandemic; the impact of the COVID-19 pandemic, and resulting unemployment and changes in general economic conditions on discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents, natural disasters or civil unrest; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2021, and in the Company's other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

View source version on http://redrockresorts.investorroom.com/:

INVESTORS:
Stephen L. Cootey
Stephen.Cootey@redrockresorts.com
(702) 495-4214

MEDIA:
Michael J. Britt
Michael.Britt@redrockresorts.com
(702) 495-3693

Red Rock Resorts, Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Operating revenues:
Casino	$ 280,636	$ 304,212	$ 560,407	$ 564,150
Food and beverage	73,756	64,885	139,455	111,757
Room	44,283	39,150	81,055	61,094
Other	23,322	19,640	42,503	35,197
Management fees	244	270	457	8,578
Net revenues	422,241	428,157	823,877	780,776
Operating costs and expenses:
Casino	69,746	70,400	138,612	133,516
Food and beverage	57,839	48,879	111,062	89,936
Room	13,293	14,650	25,775	25,741
Other	8,792	5,983	15,162	11,333
Selling, general and administrative	90,193	84,090	176,489	163,000
Depreciation and amortization	33,097	36,160	66,522	90,415
Write-downs and other, net	2,045	1,435	12,225	1,695
Asset impairment	78,992	(1,956)	78,992	167,777
	353,997	259,641	624,839	683,413
Operating income	68,244	168,516	199,038	97,363
Earnings from joint ventures	1,012	1,233	1,856	1,623
Operating income and earnings from joint ventures	69,256	169,749	200,894	98,986

Other expense:
Interest expense, net	(28,748)	(25,614)	(55,422)	(52,881)
Loss on extinguishment of debt	-	-	-	(8,140)
Other	-	(204)	-	(380)
	(28,748)	(25,818)	(55,422)	(61,401)
Income before income tax	40,508	143,931	145,472	37,585
Provision for income tax	(8,070)	(581)	(20,789)	(798)
Net income	32,438	143,350	124,683	36,787
Less: net income attributable to noncontrolling interests	16,690	56,636	60,589	14,851
Net income attributable to Red Rock Resorts, Inc.	$ 15,748	$ 86,714	$ 64,094	$ 21,936

Earnings per common share:
Earnings per share of Class A common stock, basic	$ 0.26	$ 1.24	$ 1.06	$ 0.31
Earnings per share of Class A common stock, diluted	$ 0.26	$ 1.12	$ 1.04	$ 0.29

Weighted-average common shares outstanding:
Basic	59,514	70,212	60,255	70,469
Diluted	61,568	117,787	62,707	117,639

Dividends declared per common share	$ 0.25	$ -	$ 0.50	$ -

Red Rock Resorts, Inc.
Segment Information and Reconciliation of Net Income to Adjusted EBITDA
(amounts in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2022	2021	2022	2021
Net revenues
Las Vegas operations	$ 420,111	$ 426,410	$ 819,841	$ 769,227
Native American management	-	-	-	8,087
Reportable segment net revenues	420,111	426,410	819,841	777,314
Corporate and other	2,130	1,747	4,036	3,462
Net revenues	$ 422,241	$ 428,157	$ 823,877	$ 780,776

Net income	$ 32,438	$ 143,350	$ 124,683	$ 36,787
Adjustments
Depreciation and amortization	33,097	36,160	66,522	90,415
Share-based compensation	4,632	3,373	8,137	6,114
Write-downs and other, net	2,045	1,435	12,225	1,695
Asset impairment	78,992	(1,956)	78,992	167,777
Losses from assets held for sale	-	1,441	-	1,441
Interest expense, net	28,748	25,614	55,422	52,881
Loss on extinguishment of debt	-	-	-	8,140
Provision for income tax	8,070	581	20,789	798
Other	846	159	846	758
Adjusted EBITDA	$ 188,868	$ 210,157	$ 367,616	$ 366,806

Adjusted EBITDA
Las Vegas operations	$ 203,929	$ 222,589	$ 398,533	$ 383,269
Native American management	(1,252)	-	(3,448)	7,604
Corporate and other	(13,809)	(12,432)	(27,469)	(24,067)
Adjusted EBITDA	$ 188,868	$ 210,157	$ 367,616	$ 366,806